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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Lithium Technology Corporation 1994 Stock Incentive Plan and Directors Stock Option Plan of our report dated March 12, 1996 (March 29, 1996 as to Note 8) relating to the consolidated financial statements of Lithium Technology Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                      WISS & COMPANY, LLP




Livingston, New Jersey
October 9, 1996